Exhibit 7

J. P. Morgan Trust Company, National Association
Statement of Condition

September 30, 2004

($000)
Assets
Cash and Due From Banks	$28,672
Securities	145,134
Loans and Leases	110,847
Premises and Fixed Assets	11,202
Intangible Assets	384,284
Goodwill	201,011
Other Assets	45,941

Total Assets	$927,091

Liabilities
Deposits	$94,426
Other Liabilities	55,575

Total Liabilities	150,001
Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	74,903

Total Equity Capital	777,090

Total Liabilities and Equity Capital	$927,091

J. P. Morgan Trust Company, National Association
Statement of Condition
June 30, 2004

($000)
Assets
Cash and Due From Banks	$26,366
Securities	115,613
Loans and Leases	110,964
Premises and Fixed Assets	12,083
Intangible Assets	391,238
Goodwill	250,990
Other Assets	47,784

Total Assets	$955,038

Liabilities
Deposits	$94,257
Other Liabilities	92,800

Total Liabilities	187,057
Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	65,794

Total Equity Capital	767,981

Total Liabilities and Equity Capital	$955,038

J. P. Morgan Trust Company, National Association
Statement of Condition
March 31, 2004

($000)
Assets
Cash and Due From Banks	$27,267
Securities	134,089
Loans and Leases	106,161
Premises and Fixed Assets	12,698
Intangible Assets	396,967
Goodwill	250,539
Other Assets	52,961

Total Assets	$980,682

Liabilities
Deposits	$116,957
Other Liabilities	103,967

Total Liabilities	220,924
Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	57,571

Total Equity Capital	759,758

Total Liabilities and Equity Capital	$980,682